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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Sun Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Sun Microsystems, Inc. for the registration of 24,500,000 shares of its common stock and to the incorporation by reference therein of our reports dated July 15, 1998, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K, as amended on Form 10-K/A) for the year ended June 30, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
                                       ----------------------------

Palo Alto, California
September 14, 1999